Gladstone Investment Corporation Reports Financial Results for the Quarter Ended September 30, 2010

- Net Investment Income for the three and six months ended September 30, 2010 was $2.4 million and $6.6 million, or $0.11 and $0.30 per share, respectively.

- Net Decrease in Net Assets Resulting From Operations for the three and six months ended September 30, 2010 was $6.9 million and $1.5 million, or $0.31 and $0.07 per share, respectively.

MCLEAN, Va., Nov. 2, 2010 /PRNewswire-FirstCall/ -- Gladstone Investment Corporation (Nasdaq: GAIN) (the "Company") today announced earnings for the second quarter ended September 30, 2010.  All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

(Logo: http://photos.prnewswire.com/prnh/20101005/GLADSTONEINVESTMENT )

(Logo: http://www.newscom.com/cgi-bin/prnh/20101005/GLADSTONEINVESTMENT )

Net Investment Income for 3 Months:  Net Investment Income for the quarters ended September 30, 2010 and 2009 was $2.4 million, or $0.11 per share.  The net investment income was driven by income recognized during the current quarter from the prepayment of success fees by one of the Company's portfolio companies, Cavert II Holding Corporation ("Cavert"), which was offset by lower interest income resulting from a reduction in the size of the Company's investment portfolio subsequent to September 30, 2009.

Net Investment Income for 6 Months:  Net Investment Income for the six months ended September 30, 2010 and 2009 was $6.6 million, or $0.30 per share, and $4.8 million, or $0.22 per share, respectively, an increase in Net Investment Income of 38.0%, or 36.4% per share. The increase in Net Investment Income was primarily driven by income recognized during the six months ended September 30, 2010 from the sale of one of the Company's portfolio companies, A. Stucki Holding Corp., and income recognized from the prepayment of success fees by Cavert, partially offset by lower interest income resulting from a reduction in the size of the Company's investment portfolio subsequent to September 30, 2009.

Net Decrease in Net Assets Resulting from Operations for 3 Months:  Net Decrease in Net Assets Resulting from Operations for the quarters ended September 30, 2010 and 2009 was $6.9 million, or $0.31 per share, and $18.1 million, or $0.82 per share, respectively. The decrease in the Net Decrease in Net Assets Resulting from Operations between the quarter ended September 30, 2010 and the prior year's period was primarily due to the significant unrealized depreciation recorded on the Company's investment portfolio in the prior year period.  The Company recorded unrealized depreciation on investments of $9.3 million for the quarter ended September 30, 2010, compared to unrealized depreciation of $20.3 million for the prior year period, which was largely impacted by significant devaluations, primarily in the Company's equity holdings of its control investments.

Net Decrease in Net Assets Resulting from Operations for 6 Months:  Net Decrease in Net Assets Resulting from Operations for the six months ended September 30, 2010 and 2009 was $1.5 million, or $0.07 per share, and $27.3 million, or $1.24 per share, respectively. The decrease in the Net Decrease in Net Assets Resulting from Operations between the six months ended September 30, 2010 and the prior year period was primarily due to the large net loss on the Company's investment portfolio during the prior year period.  The Company recorded a net loss on investments of $8.1 million for the six months ended September 30, 2010, compared to a net loss on investments of $31.9 million for the prior year period, which was largely impacted by significant devaluations, primarily in the Company's equity holdings of its Control investments.

Estimated Fair Value:  The aggregate investment portfolio depreciated during the quarter ended September 30, 2010, primarily due to Galaxy Tool Holding Corp., which underwent a restructuring that converted the Company's senior subordinated term debt, with a fair value of $12.1 million as of June 30, 2010, into preferred equity securities, which subsequently were valued at $0.1 million as of September 30, 2010.  As of September 30, 2010, the entire portfolio was fair valued at 75.6% of cost, down from 90.9% as of March 31, 2010.

Net Asset Value:  Net asset value was $8.43 per share outstanding at September 30, 2010, as compared to $8.74 per share outstanding at March 31, 2010.

Asset Characteristics:   Total assets were $213.3 million at September 30, 2010, as compared to $297.2 million at March 31, 2010. At September 30, 2010, the Company had investments in 15 portfolio companies with an aggregate cost basis of $187.4 million and an aggregate fair value of $141.6 million.  As of September 30, 2010, the Company's investment portfolio at fair value was comprised of 81.4% in debt securities and 18.6% in equity securities.  Additionally, the Company held $64.3 million in cash and cash equivalents at September 30, 2010, including $25.0 million from a short-term loan that was subsequently repaid.

Investment Yield:  The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 10.6% for the quarter ended September 30, 2010, as compared to 10.0% for the quarter ended September 30, 2009.  The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing.  The increase in the weighted average yield for the quarter ended September 30, 2010 resulted primarily from the Company's sales of lower interest-bearing senior loans subsequent to September 30, 2009.

Highlights for Quarter:  During the quarter ended September 30, 2010, the following significant events occurred:

  Cavert Success Fees:  Received from Cavert a $0.8 million prepayment of success fees, which is recognized into income, related to the senior term debt and senior subordinated term debt investments.
  Investment Activity:  Funded approximately $3.6 million of additional investments to existing portfolio companies and received scheduled principal repayments of approximately $1.0 million.
  Short Term Investment:  Purchased $25.0 million of short-term U. S.  Treasury securities on September 29, 2010 which matured on October 7, 2010.
  Distributions:  Paid monthly distributions to stockholders of $0.04 per share for each of July, August and September 2010.

Comments from President Dave Dullum:  "We continue to devote management resources to our existing portfolio as we explore further liquidity events and provide financial support to those companies where necessary. As a result, we believe our portfolio is sound with a good mix of investments. We have a backlog of new investment opportunities and hope to close on some of these, as demonstrated by our recent investment in Venyu on October 29, during the rest of our fiscal year ending March 31, 2011."

Subsequent Events:   After September 30, 2010, the following occurred:

  New Investment : On October 29, 2010, the Company invested $25.0 million in subordinated debt, preferred equity and common equity in connection with the management-led buyout of Venyu Solutions, Inc.
  Dividends Declared :  Declared monthly cash distributions to stockholders of $0.04 per common share for each of October, November and December 2010.

Summary Information:   The following chart is a summary of some of the information reported above (dollars in thousands, except per share data) :

	September 30, 2010	September 30, 2009
For quarter ended:
Net investment income	$2,441	$2,371
Results of operation	(6,859)	(18,090)
Average yield on portfolio	10.60%	10.03%
Total dollars invested	$ 3,640	$318
Total dollars repaid	985	2,757

For 6 months ended:
Net investment income	$6,647	$4,816
Results of operation	(1,492)	(27,280)
Average yield on portfolio	10.51%	10.02%
Total dollars invested	$4,479	$968
Total dollars repaid	40,415	9,482

	September 30, 2010	March 31, 2010
As of:
Fair value as a percent of cost	75.60%	90.88%
Net asset value per share	$ 8.43	$8.74
Number of investments	15	16
Total assets	$ 213,309	$297,161

Conference Call for Stockholders: The Company will hold a conference call Wednesday, November 3, 2010 at 8:30 am EDT.  Please call (800) 860-2442 to enter the conference.  An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through December 3, 2010.  To hear the replay, please dial (877) 344-7529 and use playback conference number 445298.  The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at GladstoneInvestment.com. The event will be archived and available for replay on the Company's website through January 2, 2011.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended September 30, 2010, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the SEC, which can be retrieved from the SEC's website at sec.gov or from the Company's website at GladstoneInvestment.com. A paper copy can be obtained free of charge by writing to the Company at 1521 Westbranch Drive, Suite 200, McLean, VA  22102.

For further information contact Investor Relations at 703-287-5893.

The statements in this press release regarding the soundness and mix of the Company's portfolio, the Company's projected investment activities, the Company's ability to generate liquidity events and provide financial support to existing portfolio companies and other such statements are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and effects of current economic instability, the Company's ability to access debt and equity capital and those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2010, as filed with the SEC on May 24, 2010  and the Company's Quarterly Report on Form 10-Q  for the quarter ended June 30, 2010, as filed with the SEC on August 2, 2010. The risk factors set forth in the Annual Report on Form 10-K and Form 10-Q under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION CONDENSED CONSOLI DATED STATEMENTS OF ASSETS AND LIABILITIES (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)
	September 30,	March 31,
	2010	2010

ASSETS
Cash and cash equivalents	$64,299	$87,717
Investments at fair value
Non-Control/Non-Affiliate investments (Cost of $15,332 and $22,674, respectively)	14,060	20,946
Control investments (Cost of $126,153 and $152,166, respectively)	95,050	148,248
Affiliate investments (Cost of $45,928 and $52,727, respectively)	32,504	37,664
Total investments (Cost of $187,413 and $227,567, respectively)	141,614	206,858
Interest receivable	969	1,234
Due from Custodian	1,323	935
Deferred financing fees	559	83
Prepaid assets	457	221
Other assets	4,088	113
TOTAL ASSETS	$213,309	$297,161

LIABILITIES
Borrowings at fair value
Short-term loan (Cost of $25,000 and $75,000, respectively)	$25,000	$75,000
Line of credit (Cost of $0 and $27,800, respectively)	—	27,812
Total borrowings (Cost of $25,000 and $102,800, respectively)	25,000	102,812
Accounts payable and accrued expenses	203	206
Fee due to Administrator	261	149
Fees due to Adviser	395	721
Other liabilities	1,253	295
TOTAL LIABILITIES	27,112	104,183
NET ASSETS	$186,197	$192,978

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000 shares authorized, 22,080,133 shares issued and outstanding at September 30, 2010 and March 31, 2010	$22	$22
Capital in excess of par value	257,216	257,206
Net unrealized depreciation of investment portfolio	(45,799)	(20,710)
Net unrealized depreciation of derivatives	(77)	(39)
Net unrealized appreciation of borrowings	—	(12)
Accumulated net realized investment loss	(25,165)	(43,489)
TOTAL NET ASSETS	$186,197	$192,978

NET ASSETS PER SHARE	$8.43	$8.74

GLADSTONE INVESTMENT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS) (UNAUDITED)
	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$380	$619	$784	$1,436
Control investments	2,124	2,870	5,144	5,741
Affiliate investments	978	1,453	2,061	2,934
Cash and cash equivalents	14	1	15	1
Total interest income	3,496	4,943	8,004	10,012
Other income	805	—	3,546	—
Total investment income	4,301	4,943	11,550	10,112

EXPENSES
Loan servicing fee	666	938	1,490	2,006
Base management fee	303	164	503	477
Incentive fee	—	—	1,052	—
Administration fee	261	198	439	371
Interest expense	149	552	423	1,255
Amortization of deferred financing fees	103	438	267	751
Professional fees	98	118	222	320
Stockholder related costs	115	146	220	227
Insurance expense	72	62	144	119
Directors fees	59	48	109	99
Other expenses	95	73	214	137
Expenses before credits from Adviser	1,921	2,737	5,083	5,762
Credits to fees from Adviser	(61)	(165)	(180)	(466)
Total expenses net of credits to fees	1,860	2,572	4,903	5,296

NET INVESTMENT INCOME	2,441	2,371	6,647	4,816

REALIZED AND UNREALIZED GAIN (LOSS) ON:
Realized gain (loss) on sale of investments	—	—	16,976	(34,605)
Realized loss on termination of derivative	—	—	—	(53)
Net unrealized appreciation (depreciation) of Non-Control/Non-Affiliate investments	31	(1,514)	456	35,214
Net unrealized depreciation of Control investments	(9,723)	(14,900)	(27,184)	(26,381)
Net unrealized appreciation (depreciation) of Affiliate investments	401	(3,853)	1,639	(6,119)
Net unrealized (depreciation) appreciation of derivatives	(9)	(16)	(38)	26
Net unrealized (depreciation) appreciation of borrowings	—	(178)	12	(178)
Net loss on investments, derivatives and borrowings	(9,300)	(20,461)	(8,139)	(32,096)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(6,859)	$(18,090)	$(1,492)	$(27,280)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and diluted	$(0.31)	$(0.82)	$(0.07)	$(1.24)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	22,080,133	22,080,133	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE A ND PER UNIT DATA) (UNAUDITED)
	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Per Share Data (1)
Net asset value at beginning of period	$8.86	$9.19	$8.74	$9.73

Income from investment operations
Net investment income(2)	0.11	0.11	0.30	0.22
Realized gain (loss) on exit(2)	—	—	0.77	(1.57)
Net unrealized depreciation(2)	(0.42)	(0.93)	(1.14)	(0.11)
Total from investment operations	(0.31)	(0.82)	(0.07)	(1.24)

Distributions from:
Net investment income	(0.12)	(0.12)	(0.24)	(0.24)
Total distributions(3)	(0.12)	(0.12)	(0.24)	(0.24)

Shelf registration offering costs	—	(0.01)	—	(0.01)

Net asset value at end of period	$8.43	$8.24	$8.43	$8.24

Per share market value at beginning of period	$5.62	4.88	$6.01	$3.67
Per share market value at end of period	6.70	4.85	6.70	4.85
Total return(4)	21.47%	1.75%	15.93%	39.03%
Shares outstanding at end of period	22,080,133	22,080,133	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of period	$186,197	$182,045	$186,197	$182,045
Average net assets(5)	191,384	195,005	192,239	202,596

Senior Securities Data:
Total borrowings	$25,000	$111,278	$25,000	$111,278
Asset coverage ratio(6)	715%	262%	715%	262%
Asset coverage per unit(7)	$7,153	$2,622	$7,153	$2,622

Ratios/Supplemental Data:
Ratio of expenses to average net assets(8), (9)	4.01%	5.61%	5.29%	5.69%
Ratio of net expenses to average net assets(8), (10)	3.89%	5.28%	5.10%	5.23%
Ratio of net investment income to average net assets(8)	5.10%	4.86%	6.92%	4.75%

(1) Based on actual shares outstanding at the end of the corresponding period.
(2) Based on weighted average basic per share data.

(3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.

(4) Total return equals the change in the market value of the Company's common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of the Company's dividend reinvestment plan.

(5) Calculated using the average of the balance of net assets at the end of each month of the reporting period.

(6) As a business development company, the Company is generally required to maintain an asset coverage ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments.

(7) Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(8) Amounts are annualized.
(9) Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(10) Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

CONTACT: Investor Relations, Gladstone Investment Corporation, +1-703-287-5893